Exhibit 99.1

InvenSense Announces New Chief Financial Officer

Alan Krock to Depart as Chief Financial Officer; Mark P. Dentinger to Replace

Effective Sept. 2, 2014

SAN JOSE, California, Aug. 25, 2014 – InvenSense, Inc. (NYSE: INVN) the leading provider of intelligent sensor solutions, today announced that, effective Sept. 2, 2014, Alan Krock will depart InvenSense to pursue other opportunities. Krock will assist with the transition and serve as a special advisor through Oct. 31, 2014. Mark P. Dentinger will succeed Krock as InvenSense’ vice president and chief financial officer, effective Sept. 2, 2014. Dentinger will report to Behrooz Abdi, president and chief executive officer.

Dentinger, a seasoned financial executive, was most recently executive vice president and chief financial officer of KLA-Tencor Corporation. During his five-year tenure, he managed all financial functions for the $3 billion semiconductor equipment manufacturer. The company had more than 24 products under three divisions, with seven world-wide manufacturing locations and 20 sales and services offices. During his tenure, he was named to the Wall Street Journal’s Top-25 CFOs in July 2012. Before joining KLA-Tencor, Dentinger was executive vice president and chief financial officer of BEA Systems, Inc. until the company was acquired.

Dentinger received his bachelor of science degree in economics from St. Mary’s College of California and his MBA in finance from the University of California at Berkeley. He is also a certified public accountant in the State of California as well as an instructor at Santa Clara University.

“We are excited to add Mark to the InvenSense executive team,” said Abdi. “His leadership and expertise will be instrumental as we strive to further scale our business in line with meaningful growth opportunities, while carefully managing our operations in order to deliver strong financial returns for our shareholders.”

-more-

Abdi continued, “I am grateful to Alan for his outstanding work in preparing InvenSense for its IPO and initial growth as a public company. I appreciate his willingness to help facilitate a smooth transition and I wish him well in his future endeavors.”

For further information about InvenSense, please visit our website at www.invensense.com or contact InvenSense Investor Relations at ir@invensense.com.

Forward-Looking Statements

Statements in this press release that are not historical are “forward-looking statements” as the term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally written in the future tense and/or preceded by words such as “will,” “expects,” “anticipates,” or other words that imply or predict a future state. Forward-looking statements include any projection of scaling, retention of key executives, revenue growth, or other financial items, including the strength of our competitive positioning, the strength of design activity across all of our multi-axis products , the differentiation of our products from those of our competitors, the emergence of new opportunities for our products in the mobile and imaging markets that focus on accuracy and performance, the suitability of our products for these opportunities and our ability to capitalize on then. Investors are cautioned that all forward-looking statements in this release involve risks and uncertainty that can cause actual results to differ from those currently anticipated, due to a number of factors, including without limitation, intense competition in our industry; our achievement of design wins; our dependence on a limited number of customers for a substantial portion of our revenues; the continued adoption of motion tracking and motion sensing as an interface in consumer electronics products; decreases in average selling prices for our products; our lack of long-term supply contracts and dependence on limited sources of supply; consumer acceptance of our customers’ products that incorporate our solutions and our ability to continue to develop and introduce new and enhanced products on a timely basis; as well as changes in economic conditions in our markets and other risk factors discussed in documents filed by us with the Securities and Exchange Commission (SEC) from time to time. Copies of InvenSense’s SEC filings are posted on the company’s website and are

InvenSense, Inc. | 1745 Technology Drive | San Jose, CA 95110 | 408.988.7339 | Fax 408.988.8104

www.invensense.com

available from the company without charge. Forward-looking statements are made as of the date of this release, and, except as required by law, the company does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

About InvenSense

InvenSense Inc. (NYSE: INVN) is the world’s leading provider of intelligent sensor solutions for consumer electronic devices. The company’s patented InvenSense Fabrication Platform and patent-pending MotionFusion™ technology address the emerging needs of many mass-market consumer applications via improved performance, accuracy, and intuitive motion-, gesture- and sound-based interfaces. InvenSense technology can be found in consumer electronic products including smartphones, tablets, wearables, gaming devices, optical image stabilization, and remote controls for Smart TVs. The company’s MotionTracking products are also being integrated into a number of industrial applications. InvenSense is headquartered in San Jose, California and has offices in China, Taiwan, Korea, Japan, France, Slovakia, and Wilmington, MA. More information can be found at www.invensense.com or follow us on Twitter at @InvenSense.

©2014 InvenSense, Inc. All rights reserved. InvenSense, MotionTracking, MotionProcessing, MotionProcessor, MotionFusion, MotionApps, DMP, AAR, and the InvenSense logo are trademarks of InvenSense, Inc. Other company and product names may be trademarks of the respective companies with which they are associated.

# # #

For Investor Inquiries, Contact:

Leslie Green

Green Communications Consulting, LLC

650.312.9060

ir@invensense.com

For Press Inquiries, Contact:

David Almoslino

Senior Director

Marketing and Communications

InvenSense, Inc.

408.501.2278

pr@invensense.com

InvenSense, Inc. | 1745 Technology Drive | San Jose, CA 95110 | 408.988.7339 | Fax 408.988.8104

www.invensense.com